Exhibit 99.1

J.L. HALSEY REPORTS QUARTERLY REVENUES OF $7 MILLION;

35 PERCENT GROWTH IN YEAR-OVER-YEAR REVENUES

(WILMINGTON, DE), May 10, 2006—J.L. Halsey Corporation (OTCBB: JLHY.OB) today reported results for the third quarter and first nine months of fiscal 2006. The results described below reflect the company’s acquisition of two leading email marketing companies—Lyris Technologies, Inc. and EmailLabs—which occurred on May 12, 2005, and October 11, 2005, respectively.

During the past year, the company has made a significant transformation to an email marketing technology and services business. Prior to the Lyris and EmailLabs acquisitions, the company had no operating businesses. As a result, the company believes that comparisons to earnings results in the prior year are not meaningful.

For the quarter ended March 31, 2006, the company reported revenues of $7.0 million. J.L. Halsey reported net income on a GAAP basis of $875,143, or $0.01 per diluted share, in the third quarter of 2006. For the first nine months of fiscal 2006, J.L. Halsey reported revenues of $16.7 million. Net income for the period was $2.2 million, or $0.03 per diluted share. The company also said it paid down approximately $2 million of its revolving line of credit during the quarter.

Net income on a non-GAAP basis for the third quarter of fiscal 2006 was $1.6 million, or $0.02 per diluted share. For the first nine months of fiscal 2006, net income on a non-GAAP basis was $3.9 million, or $0.05 per diluted share. Non-GAAP net income excludes $758,500 and $1,869,038 in amortization of intangibles in the third quarter and first nine months, respectively, resulting from the Lyris and EmailLabs acquisitions. In addition, the non-GAAP measure excludes $92,172 and $247,361 of stock-based compensation expense and gains from discontinued operations of $107,940 and $447,484, for the two periods, respectively.

“On a year-over-year basis, revenues from Lyris and EmailLabs increased 35 percent over the $5.2 million in revenues recorded in the comparable quarter a year ago. Both of our operating companies had very strong quarters, and during the quarter Lyris and EmailLabs combined added nearly 200 clients. Their email marketing products and services continue to be the right solution as an increasing number of businesses and organizations initiate or expand their email messaging for customer retention and direct marketing strategies,” said David Burt, chief executive officer of J.L. Halsey.

“EmailLabs continues to gain traction with enterprise customers. New clients include Forbes.com, Crunch Fitness and the Travel Industry Association of America. In addition, we continued to grow existing relationships with clients such as Olympus and Washington Mutual,” Burt continued.

“Lyris added more than 130 new relationships during the quarter, including several Fortune 500 companies and a number of political candidates and campaigns. Its Sparklist subsidiary, which serves the small-medium sized business market, also had a very strong quarter, delivering more than 321 million email messages. In addition, Lyris continued its expansion into international markets, with the launch of its United Kingdom website, www.lyris.co.uk,” he concluded.

Non-GAAP Net Income

Non-GAAP net income is a financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Management believes that it may be useful in measuring the company’s operations to exclude amortization of intangibles, stock-based compensation and gains or losses from discontinued operations. Management also believes that non-GAAP net income provides useful supplemental information to management and investors regarding the performance of the company’s business operations. Non-GAAP net income is a performance measure only and it does not provide any measure of the company’s cash flow or liquidity. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP.

About J.L. Halsey Corporation

J.L Halsey is the successor to a company that was engaged in healthcare services. All of the healthcare operating assets were sold by the previous board of directors and management team. Following those sales, the current board and chief executive officer engaged in a process to identify acquisitions to deploy the remaining assets of the company, which consisted primarily of cash and approximately $180 million in federal net operating loss carry forwards.

As a result of the Lyris and Email Labs acquisitions, the company is now the largest publicly traded company focused primarily on email marketing technology and services. Lyris and EmailLabs provide software and services to allow their clients to engage in permission-based e-mail marketing. Our clients include departments of federal, state and local governments, national and local political parties and candidates, large universities and charities, divisions of Fortune 500 companies, significant U.S. and international online businesses, publishers and retailers. Clients include Nokia, Adobe, PalmSource and Jupitermedia. More than 5,000 companies use Lyris or EmailLabs marketing solutions to automate the growth and management of their email lists, as well as publish email campaigns, newsletters and discussion groups. Known for positive ISP relations, outstanding deliverability and a commitment to permission-based marketing, Lyris and EmailLabs solutions are considered among the best in the industry. We believe Lyris’ flagship product, Lyris List Manager, is the world’s best-selling software solution for email marketing, while EmailLabs, Sparklist and Lyris List Hosting offer the same powerful capabilities in the form of an on-demand, web-based service. For more information, visit www.lyris.com or www.EmailLabs.com

Precautionary Statements Regarding Forward-Looking Information

Some of the statements in this press release may include forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 (PSLRA), that reflect our current views with respect to future events and financial performance. These forward-looking statements, which may apply to us specifically or the email marketing technology and services industry in general, are made pursuant to the safe harbor provisions of the PSLRA and include estimates and assumptions related to economic, competitive, regulatory, judicial, legislative and other developments. Statements that include the words, “expects,” “intend,” “plan,” “believe,” “project,” “estimate,” “may,” “should,” “anticipate,” “will” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. Certain risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our Annual Report on Form
10-K under the section entitled, “Business-Risk Factors.” This section, along with other sections of our Annual Report, describes some, but not all, of the factors that could cause actual results to differ significantly from management’s expectations and have a material adverse effect on the business, financial condition and common stock of the company. This list of factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in our filings with the Securities and Exchange Commission (available at www.sec.gov). Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions otherwise prove to be incorrect, our actual results may vary materially from what we project. Any forward-looking statements you read in this news release reflect our views as of the date of this press release with respect to future events, and are subject to these and other risks, uncertainties and assumptions relating to our operations, financial condition, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

Contact:

Richard McDonald

Director, Investor Relations

J.L. Halsey Corporation

(610) 688-3305

or

Neal Rosen

Kalt Rosen & Co.

(415) 397-2686

J. L. Halsey Corporation

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except for per share data)

	Fiscal Quarter Ended March 31, 2006
	GAAP Results	Share Based Compensation Expense	Amortization of Intangibles	Gain on Discontinued Operations	Non-GAAP Results

Software and services revenue	$6,995				$6,995
Cost of revenues	1,811	(30)	(409)		1,372

Gross profit	5,184	30	409		5,623
Operating expenses:
General and administrative expenses	1,880	(41)			1,839
Sales & marketing	1,572	(21)			1,551
Amortization of intangibles	349		(349)
Income (loss) from operations	1,383	92	349		2,233
Interest income	17				17
Interest expense	(387)				(387)
Income (loss) from continuing operations before income taxes	1,013	92	758		1,863
Income tax provision	246				246
Net income (loss) from continuing operations	767	92	758	—	1,617
Gain (loss) on disposal of discontinued operations, net of tax	108			(108)	—

Net income (loss)	875	92	758	(108)	1,617
Net income (loss) per share basic and diluted	$0.01				$0.02

Shares used to compute net income (loss) per share:
Basic	83,208,332				83,208,332
Diluted	84,525,121				84,525,121

	Nine Months Ended March 31, 2006
	GAAP Results	Share Based Compensation Expense	Amortization of Intangibles	Gain on Discontinued Operations	Non- GAAP Results

Software and services revenue	$16,697				$16,697
Cost of revenues	4,479	(60)	(1,001)		3,418

Gross profit	12,218	60	1,001		13,279
Operating expenses:
General and administrative expenses	4,954	(139)			4,815
Sales & marketing	3,270	(48)			3,222
Amortization of intangibles	868		(868)
Income (loss) from operations	3,126	247	868		5,242
Interest income	85				85
Interest expense	(934)				(934)
Income (loss) from continuing operations before income taxes	2,277	247	1,869		4,393
Income tax provision	523				523
Net income (loss) from continuing operations	1,754	247	1,869	—	3,870
Gain (loss) on disposal of discontinued operations, net of tax	448			(448)	—

Net income (loss)	2,202	247	1,869	(448)	3,870
Net income (loss) per share basic and diluted	$0.03				$0.05

Shares used to compute net income (loss) per share:
Basic	83,099,726				83,099,726
Diluted	84,285,632				84,285,632

Use of Non-GAAP Financial Measures

This press release discloses non-GAAP measures of net income and earnings per share which are not financial measures prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”).  Management believes that these non-GAAP measures can be useful for investors to evaluate our financial performance by providing the results of our company’s primary business operations, excluding, as applicable, share based compensation expense, amortization of intangibles and gains or losses on discontinued operations.  However, these measures should be considered in addition to, and not as a substitute, or a superior measure to, net income or earnings per share or other measures of financial performance prepared in accordance with GAAP.  Prior period non-GAAP amounts have been restated to exclude the effects of share based compensation.